SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 16, 2006

MIVA, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard Fort Myers, Florida 33907 (239) 561-7229

(Address, including zip code, and telephone number including area code of Registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2006, the stockholders of MIVA, Inc. (the “Company”) approved the MIVA, Inc. 2006 Stock Award and Incentive Plan (the “Plan”). The Plan was previously approved by the Company’s board of directors, subject to stockholder approval.

The Plan became effective upon stockholder approval on August 16, 2006. The authority of the compensation committee or the full board of directors to make grants under the Plan will terminate ten years from the effective date, unless terminated sooner as provided for within the Plan. The Plan will terminate in its entirety when no shares remain available and the Company has no further obligation with respect to any outstanding award, unless terminated soon as provided for within the Plan. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Restricted Stock Units, Performance-Based Awards, and Other Stock-Based Awards. The maximum number of shares that may be issued under the Plan is 2,000,000, plus shares remaining available for new grants under the 1999 Stock Incentive Plan and the 2004 Stock Incentive Plan (the “Prior Plans”) and shares recaptured from outstanding awards under the Prior Plans that cease for any reason to be subject to such awards (such as lapse, expiration, termination or cancellation of any award prior to the issuance of the shares thereunder).

The foregoing summary is qualified in its entirety by reference to the terms of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

On August 16, 2006, the stockholders of the Company voted at the Company’s annual meeting of stockholders and, in addition to approving the MIVA, Inc., 2006 Stock Award and Incentive Plan as noted above in Item 1.01 of this Form 8-K, elected each of Peter A. Corrao, our Chief Executive Officer, Sebastian Bishop, our President and Chief Marketing Officer, Joseph P. Durrett, Dr. Adele Goldberg, Gerald W. Hepp, Mark W. Opzoomer, Charles P. Rothstein, Lee S. Simonson and Lawrence Weber as directors of the Company to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Immediately following their election to the board of directors, the board of directors convened and elected Dr. Goldberg to the Nominating and Governance Committee, Messrs. Durrett and Opzoomer to the Audit Committee, and Mr. Rothstein to the Compensation Committee. The complete composition of the committees of the board of directors is as follows:

Nominating and Governance Committee
Lawrence Weber, Chair
Dr. Adele Goldberg
Gerald W. Hepp

Audit Committee
Gerald W. Hepp, Chair
Joseph P. Durrett
Mark W. Opzoomer

Compensation Committee
Lee S. Simonson, Chair
Charles P. Rothstein
Gerald W. Hepp

The board has determined that each of Messrs. Hepp and Durrett are “audit committee financial experts” as set forth in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The board has also determined that all audit committee members are independent as defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) promulgated under the Securities and Exchange Act of 1934, as amended, and that the audit committee composition meets the requirement of NASD Rule 4350(d)(2).

Mr. Weber continues to serve as non-executive chairman of the board of directors and Mr. Hepp has been named vice-chairman of the board of directors, having previously served as lead independent director.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No	Description

10.1	MIVA, Inc. 2006 Stock Award and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: August 22, 2006	By:	/s/ Peter Corrao

Peter Corrao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	MIVA, Inc. 2006 Stock Award and Incentive Plan.